Offer by

Each of

PIMCO Corporate & Income Strategy Fund (“PCN”)

PIMCO High Income Fund (“PHK”)

PIMCO Income Strategy Fund (“PFL”)

PIMCO Income Strategy Fund II (“PFN”)

PIMCO Corporate & Income Opportunity Fund (“PTY”)

PIMCO California Municipal Income Fund (“PCQ”)

PIMCO California Municipal Income Fund II (“PCK”)

PIMCO California Municipal Income Fund III (“PZC”)

PIMCO Municipal Income Fund (“PMF”)

PIMCO Municipal Income Fund II (“PML”)

PIMCO Municipal Income Fund III (“PMX”)

PIMCO New York Municipal Income Fund (“PNF”)

PIMCO New York Municipal Income Fund II (“PNI”)

PIMCO New York Municipal Income Fund III (“PYN”)

(each, a “Fund” and, collectively, the “Funds”)

to Purchase for Cash

Up To 100% of Its Outstanding Auction-Rate Preferred Shares

(PIMCO Corporate & Income Strategy Fund: Auction-Rate Preferred Shares Series M, Series T, Series W, Series TH and Series F)

(PIMCO High Income Fund: Auction-Rate Preferred Shares Series M, Series T, Series W, Series TH and Series F)

(PIMCO Income Strategy Fund: Auction-Rate Preferred Shares Series T, Series W and Series TH)

(PIMCO Income Strategy Fund II: Auction-Rate Preferred Shares Series M, Series T, Series W, Series TH and Series F)

(PIMCO Corporate & Income Opportunity Fund: Auction-Rate Preferred Shares Series M, Series T, Series W, Series TH and Series F)

(PIMCO California Municipal Income Fund: Auction-Rate Preferred Shares Series A, Series B and Series C)

(PIMCO California Municipal Income Fund II: Auction-Rate Preferred Shares Series A, Series B, Series C, Series D and Series E)

(PIMCO California Municipal Income Fund III: Auction-Rate Preferred Shares Series A and Series B)

(PIMCO Municipal Income Fund: Auction-Rate Preferred Shares Series A, Series B, Series C, Series D and Series E)

(PIMCO Municipal Income Fund II: Auction-Rate Preferred Shares Series A, Series B, Series C, Series D and Series E)

(PIMCO Municipal Income Fund III: Auction-Rate Preferred Shares Series A, Series B, Series C, Series D and Series E)

(PIMCO New York Municipal Income Fund: Auction-Rate Preferred Shares Series A)

(PIMCO New York Municipal Income Fund II: Auction-Rate Preferred Shares Series A and Series B)

(PIMCO New York Municipal Income Fund III: Auction-Rate Preferred Shares Series A)

March 12, 2024

To Our Clients:

Enclosed for your consideration is the offer to purchase dated March 12, 2024 (the “Offer to Purchase”) in connection with an offer by each of the Funds, each a Massachusetts business trust registered under the Investment Company Act of 1940, as amended, to purchase for cash up to 100% of its outstanding preferred shares of beneficial interest, $0.00001 par value and liquidation preference of $25,000 per share, designated Auction-Rate Preferred Shares (with respect to each Fund, the “Preferred Shares”), upon the terms and subject to the conditions set forth in the offer to purchase dated March 12, 2024 (the “Offer to Purchase”) and each Fund’s related letter of transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, each as amended or supplemented from time to time, with respect to each Fund constitutes such Fund’s “Offer” and, collectively, the “Offers”). The price to be paid for each Fund’s Preferred Shares is an amount to the seller, equaling 94.25% with respect to each of PCN and PHK, 96% with respect to each of PFL and PFN, and 98% with respect to each of PTY, PCQ, PCK, PZC, PMF, PML, PMX, PNF, PNI and PYN of the liquidation preference of $25,000 per share (or $23,562.50 per share for PCN and PHK, $24,000 per share for PFL and PFN and $24,500 per share for PTY, PCQ, PCK, PZC, PMF, PML, PMX, PNF, PNI and PYN) in cash, plus any unpaid dividends accrued through April 12, 2024, or such later date to which the Offer is extended, less any applicable withholding taxes and without interest, and subject to the conditions set forth in the Offer, if properly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase). Each Fund’s Offer is not conditioned on any minimum number of shares being tendered but is subject to certain other conditions as outlined in the Offer and in the related Letter of Transmittal.

We are the registered holder of record of Preferred Shares held for your account. A tender of such Preferred Shares can be made only by us as the registered holder of record and only pursuant to your instructions. The Offer to Purchase is being furnished to you for your information only and cannot be used by you to tender Preferred Shares held by us for your account.

We request instructions as to whether you wish us to tender all or any Preferred Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer(s).

Your attention is invited to the following:

1.

The purchase price to be paid for a Fund’s Preferred Shares is an amount per share, net to the seller in cash, equal to 94.25% with respect to each of PCN and PHK, 96% with respect to each of PFL and PFN, and 98% with respect to each of PTY, PCQ, PCK, PZC, PMF, PML, PMX, PNF, PNI and PYN of the liquidation preference of $25,000 per share (or $23,562.50 per share for PCN and PHK, $24,000 per share for PFL and PFN, and $24,500 per share for PTY, PCQ, PCK, PZC, PMF, PML, PMX, PNF, PNI and PYN), plus any unpaid dividends accrued through April 12, 2024, or such later date to which the Offer is extended, less any applicable withholding taxes and without interest, and subject to the conditions set forth in the Offer. When considering whether to tender Preferred Shares, you should be aware that the payment received pursuant to the Offer will be less than the liquidation preference of the Preferred Shares. Under each Fund’s Bylaws, holders of a Fund’s Preferred Shares would receive the full liquidation preference of the Preferred Shares in certain limited circumstances — i.e., in the event of the liquidation of the Fund or a mandatory redemption under the terms of the Preferred Shares as a result of the Fund failing to meet certain asset coverage requirements. Under current market conditions, Pacific Investment Management Company LLC (“PIMCO”), the Funds’ investment manager, believes the likelihood of a Fund liquidating or being required to redeem Preferred Shares under the terms of its Bylaws is remote.

2.	Each Fund’s Offer and withdrawal rights expire at 5:00 p.m., New York City time, on April 12, 2024, unless the Offer is extended.
3.	Each Fund’s Offer is not conditioned on any minimum number of shares being tendered but is subject to certain other conditions as outlined in the Offer and in the related Letter of Transmittal.
4.

Upon the terms and subject to the conditions of a Fund’s Offer, such Fund will purchase all Preferred Shares validly tendered (and not withdrawn) on or prior to the Expiration Date (as defined in the Offer to Purchase).

5.

Any stock transfer taxes applicable to the sale of Preferred Shares to a Fund pursuant to that Fund’s Offer will be paid by the Preferred Shareholders, except as otherwise provided in the Offer to Purchase.

6.

No fees or commissions will be payable to any Fund in connection with the Offers. However, brokers and other nominees who tender Preferred Shares pursuant to your instructions may charge you a fee for doing so.

7.	Your instructions to us should be forwarded in ample time before the Expiration Date to permit us to submit a tender on your behalf.
8

In order to facilitate auctions for any Preferred Shares that may remain outstanding after the Offers are completed, please provide, if known, the contact information for the auction department at your broker or other nominee, or the broker-dealer (if a different party) that submits auction instructions to the Auction Agent on your behalf.

If you wish to have us tender all or any of your Preferred Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. If you authorize the tender of your Preferred Shares, all such Preferred Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions to us should be forwarded as promptly as possible in order to permit us to submit a tender on your behalf in accordance with the terms and conditions of an Offer.

Each Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Preferred Shares in any jurisdiction in which the making of an Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

None of the Funds, their Boards of Trustees (each, a “Board”) nor PIMCO are making any recommendation to any holder of Preferred Shares as to whether to tender or refrain from tendering Preferred Shares in an Offer. Each holder of Preferred Shares is urged to read the Offer to Purchase and the Letter of Transmittal and accompanying materials carefully in evaluating an Offer. No person has been authorized to give any information or to make any representations in connection with an Offer other than the materials enclosed herewith and the statements specifically set forth in such materials, and, if given or made, such information or representations may not be relied upon as having been authorized by a Fund or its Board.

Payment for Preferred Shares purchased pursuant to an Offer will in all cases be made only after timely receipt by Equiniti Trust Company, LLC (the “Tender Agent”) of (a) timely confirmation of the book-entry transfer of such Preferred Shares into the account maintained by the Tender Agent at the Tender Agent (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (b) an Agent’s Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (c) any other documents required by the applicable Letter of Transmittal. Accordingly, payment may not be made to all tendering holders of Preferred Shares at the same time depending upon when confirmations of book-entry transfer of such Preferred Shares into the Tender Agent’s account at the Book-Entry Transfer Facility are actually received by the Tender Agent.

Instructions with Respect to Offer by each of

PIMCO Corporate & Income Strategy Fund

PIMCO High Income Fund

PIMCO Income Strategy Fund

PIMCO Income Strategy Fund II

PIMCO Corporate & Income Opportunity Fund

PIMCO California Municipal Income Fund

PIMCO California Municipal Income Fund II

PIMCO California Municipal Income Fund III

PIMCO Municipal Income Fund

PIMCO Municipal Income Fund II

PIMCO Municipal Income Fund III

PIMCO New York Municipal Income Fund

PIMCO New York Municipal Income Fund II

PIMCO New York Municipal Income Fund III

(each, a “Fund” and, collectively, the “Funds”)

to Purchase for Cash

Up To 100% of Its Outstanding Auction-Rate Preferred Shares

(PIMCO Corporate & Income Strategy Fund: Auction-Rate Preferred Shares Series M, Series T, Series W, Series TH and Series F)

(PIMCO High Income Fund: Auction-Rate Preferred Shares Series M, Series T, Series W, Series TH and Series F)

(PIMCO Income Strategy Fund: Auction-Rate Preferred Shares Series T, Series W and Series TH)

(PIMCO Income Strategy Fund II: Auction-Rate Preferred Shares Series M, Series T, Series W, Series TH and Series F)

(PIMCO Corporate & Income Opportunity Fund: Auction-Rate Preferred Shares Series M, Series T, Series W, Series TH and Series F)

(PIMCO California Municipal Income Fund: Auction-Rate Preferred Shares Series A, Series B and Series C)

(PIMCO California Municipal Income Fund II: Auction-Rate Preferred Shares Series A, Series B, Series C, Series D and Series E)

(PIMCO California Municipal Income Fund III: Auction-Rate Preferred Shares Series A and Series B)

(PIMCO Municipal Income Fund: Auction-Rate Preferred Shares Series A, Series B, Series C, Series D and Series E)

(PIMCO Municipal Income Fund II: Auction-Rate Preferred Shares Series A, Series B, Series C, Series D and Series E)

(PIMCO Municipal Income Fund III: Auction-Rate Preferred Shares Series A, Series B, Series C, Series D and Series E)

(PIMCO New York Municipal Income Fund: Auction-Rate Preferred Shares Series A)

(PIMCO New York Municipal Income Fund II: Auction-Rate Preferred Shares Series A and Series B)

(PIMCO New York Municipal Income Fund III: Auction-Rate Preferred Shares Series A)

The undersigned acknowledge(s) receipt of the enclosed letter and the Offer to Purchase dated March 12, 2024 (the “Offer to Purchase”) and related Letter of Transmittal in connection with an offer by each of the Funds, each a Massachusetts business trust registered under the Investment Company Act of 1940, to purchase for cash up to 100% of its outstanding preferred shares of beneficial interest, $0.00001 par value and liquidation preference of $25,000 per share, designated Auction-Rate Preferred Shares (with respect to each Fund, the “Preferred Shares”).

This will instruct you to tender the number of Preferred Shares as indicated below (or if no number is indicated below, all the Preferred Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and related letter of transmittal.

Fund Name:	SIGN HERE
Series:
CUSIP(S):

Number of Preferred Shares to be Tendered:	Signature(s)

amount of Preferred Shares*

Please type or print name(s)
Dated , 2024

If known:	Please type or print address
Auction Desk Contact Information:
Area Code and Telephone Number
Name:

Email Address:	Social Security or other Taxpayer Identification Number
Broker-Dealer that provides instructions to Auction Agent:

PLEASE RETURN THIS FORM TO THE BROKERAGE

FIRM MAINTAINING YOUR ACCOUNT

The method of delivery of this form is at the option and risk of the tendering holder of Preferred Shares. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*

Unless otherwise indicated, it will be assumed that all Preferred Shares held by us for your account are to be tendered. Specify series if more than one series is tendered and not all Preferred Shares held by us for your account are to be tendered.